EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 28, 2008 in the 2007 Annual Report on Form 10-KSB of WaferGen Bio-systems, Inc., as amended by Amendment No. 1.

/s/ Rowbotham & Company LLP
San Francisco, California
April 27, 2008